As filed with the Securities and Exchange Commission on October 30, 1998
                                                Registration No. 333-___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              ROYAL PRECISION, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   06-1453896
                      ------------------------------------
                      (I.R.S. Employer Identification No.)


15170 North Hayden Road, Suite No. 1, Scottsdale, AZ              85260
----------------------------------------------------            ----------
     (Address of Principal Executive Offices)                   (Zip Code)


                     Royal Precision, Inc. Stock Option Plan
                     ---------------------------------------
                            (Full Title of the Plan)

                                 with a copy to:

                                                Robert S. Schwartz, Esq.
Kenneth J. Warren, Esq.               c/o Benesch, Friedlander, Coplan & Aronoff
 5920 Cromdale Drive                       88 East Broad Street, Suite 900
 Dublin, Ohio 43017                            Columbus, Oh  43215-3506
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                     (Name and Address of Agent For Service)

                                  614-487-1966
          ------------------------------------------------------------
          Telephone Number, Including Area Code, of Agent For Service.


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                     Proposed        Proposed
                                      maximum         maximum        Amount of
Title of securities  Amount to be  offering price    aggregate      registration
 to be registered     registered     per share*    offering price*      fee
--------------------------------------------------------------------------------
Common Stock,
$.001 par value        750,000   $4.1875 - $ 4.75   $3,170,313       $881.35
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*   The  proposed  maximum  offering  price per share is based upon the range of prices at which options may be exercised pursuant to paragraph (h) of Rule 457 as follows: 5,000 shares under option at $4.50; 50,000 shares under option at $4.75; and 695,000 shares at $4.1875, the average of the high and low prices as reported by the Nasdaq Stock Market on October 27, 1998.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The documents below are incorporated by reference in this registration statement; and all documents subsequently filed by Royal Precision, Inc., a Delaware corporation (the "Registrant") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

     (a) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (Commission File No. 000-22889), including any amendment or report filed for the purpose of updating such description.

     (b)  Prospectus   dated  August  18,  1997   (Registration   Statement  No.
          333-28841), filed by Registrant pursuant to Rule 424(b) of the Securities Act of 1933.

     (c) The Registrant's Annual Report on Form 10-KSB for the year ended May 31, 1998.

     (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of fiscal year ended May 31, 1998.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the Common Stock of the Registrant issuable under the Plan will be passed upon for the Registrant by Kenneth J. Warren, Esq., Dublin, Ohio. Mr. Warren is the beneficial owner of 349,354 shares of Registrant's Common Stock (which includes options to purchase 15,323 shares exercisable within 60 days) and is a director and Secretary of Registrant. The Company paid legal fees of $209,893 to Kenneth J. Warren during the fiscal year ended May 31, 1998.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

      Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them as a result of any suit brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors and officers may also be indemnified against expenses (including attorneys' fees) incurred by them in connection with a derivative suit if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

      Article V of the Registrant's By-laws has provisions requiring the Registrant to indemnify its officers, directors, employees and agents which are in substantially the same language as Section 145.

      Article Nine, section (b), of the Registrant's Certificate of Incorporation further provides that no director will be personally liable to the Registrant or its stockholders for monetary damages of for any breach of fiduciary duty except for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, pursuant to Section 174 of the Delaware General Corporation Law (which imposes liability in connection with the payment of certain unlawful dividends, stock purchases or redemptions), or any amendment or successor provision thereto, or for any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8. EXHIBITS.

      The following Exhibits are filed as part of this Registration Statement:

(4)  Instruments Defining the Rights of Security Holders.

     4.1 See Articles FOUR, FIVE and SEVEN of the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex IV to the Prospectus in Part I of registration statement on Form S-4, No. 333-28841 (the "Form S-4").

     4.2  See Article I,  Sections  2.1 and 2.2 of Article II and Section 7.3 of
          Article VII of the By-Laws of Registrant (incorporated by reference to Exhibit 3.2 of the Form S-4).

(5)  Opinion re Legality.

     5.1 Opinion of Kenneth J. Warren, Esq. as to the validity of the Common Stock being registered hereunder.

(23) Consents of Experts and Counsel.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Kenneth J. Warren, Esq. is set forth as part of Exhibit 5.1 above.

(24) Powers of Attorney.

     24.1 Powers of Attorney.

     24.2 Certified copy of resolution of Registrant's Board of Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant will:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

               (i) include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) include any additional or changed material information on the plan of distribution.

          NOTE.  Registrants  do not need to give the  statements  in paragraphs
          (a)(1)(i) and (a)(1)(ii) of this item if the registration statement is on Form S-3 or Form S-8, and the information required in a post-effective amendment is incorporated by reference from periodic reports filed by the registrant under the Exchange Act.

          (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, this 30th day of October, 1998.
                                 ROYAL PRECISION, INC.
                                     (Registrant)

                                 By: /s/ Thomas A. Schneider
                                    ---------------------------------------
                                    Thomas A. Schneider, Chief Operating
                                    Officer and Principal Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 30, 1998.

       Signature                                Title
       ---------                                -----

/s/ Thomas A. Schneider            President, Chief Operating Officer and
-----------------------------      Principal Financial Officer (principal
Thomas A. Schneider                executive officer and principal financial
                                   officer)

/s/ David E. Johnston*             Director, Executive Vice President
-----------------------------
David E. Johnston

/s/ Richard P. Johnston*           Director
-----------------------------
Richard P. Johnston

/s/ Kenneth J. Warren*             Director, Secretary
-----------------------------
Kenneth J. Warren

/s/Ronald L. Chalmers*             Director, Executive Vice President
-----------------------------
Ronald L. Chalmers

/s/ Raymond J. Minella*            Director, Chairman of the Board
-----------------------------
Raymond J. Minella

/s/ Danny Edwards*                 Director, Vice Chairman of the Board
-----------------------------
Danny Edwards

/s/ Robert G. J. Burg, II*         Director
-----------------------------
Robert G. J. Burg, II

/s/ Leslie Reesing*                Director
-----------------------------
Leslie Reesing

/s/ Lawrence Bain*                 Director
-----------------------------
Lawrence Bain
* Thomas A. Schneider, by signing his name hereto, does sign this document on behalf of the person indicated above pursuant to a Power of Attorney duly executed by such person.

By: /s/ Thomas A. Schneider
   -------------------------------------
   Thomas A. Schneider, Attorney-in-fact

                                  EXHIBIT INDEX

                                                                       PAGE IN
                                                                    SEQUENTIALLY
EXHIBIT                                                               NUMBERED
NUMBER                       DESCRIPTION                                COPY
------                       -----------                                ----

4.1.    Amended and Restated Certificate of Incorporation of the           *
        Registrant.

4.2.    Amended and Restated By-Laws of the Registrant.                    *

5.1.    Opinion of Kenneth J. Warren,  Esq., as to the validity of the     7
        Common Stock being registered hereunder.

23.1.   Consent of Arthur Andersen LLP.                                    9

23.2.   Consent of Kenneth J.  Warren,  Esq.,  is set forth as part of
        Exhibit 5.1 above.

24.1.   Powers of Attorney.                                               10

24.2.   Certified  copy  of  resolution  of   Registrant's   Board  of    20
        Directors authorizing officers and directors signing on behalf of the Registrant to sign pursuant to a power of attorney.

--------
* Incorporated by reference